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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934

                           Date of Report December 19, 1997

                           PREMIER FINANCIAL BANCORP, INC.
                (Exact name of registrant as specified in its charter)



          KENTUCKY                   0-20908                    61-1206757
(State or other jurisdiction of   (Commission                (I.R.S. Employer
  incorporation or organization)   File Number)             Identification No.)

        120 N. HAMILTON STREET
        GEORGETOWN, KENTUCKY                                 40324
(address of principal executive officer)                   (Zip Code)

          Registrant's telephone number, including area code (502) 863-7500





                                    Not Applicable
            (Former name or former address, if changed since last report)


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ITEM 5. PRESS RELEASE

A copy of the Corporation's press release, dated December 19, 1997, is provided as an attachment to this Form 8-K.














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                                     SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            PREMIER FINANCIAL BANCORP, INC.



Date:  December 19, 1997                    /s/  Marshall T. Reynolds
                                            -------------------------------
                                             Marshall T. Reynolds
                                             Chairman of the Board



Date:  December 19, 1997                   /s/ J. Howell Kelly
                                           --------------------------------
                                           J. Howell Kelly
                                           President & Chief Executive Officer




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                                NEWS FOR IMMEDIATE RELEASE
                                    DECEMBER 19, 1997

CONTACT:  J. Howell Kelly
          President
          (502) 863-7500

                           PREMIER FINANCIAL BANCORP, INC.


    PREMIER FINANCIAL BANCORP, INC., (Premier) GEORGETOWN, KENTUCKY (NASDAQ/NMS
PFBI), announced the consummation on November 13, 1997 of its acquisition of The Sabina Bank, Sabina, Ohio (Sabina), whereby Premier exchanged 476,300 common shares for all the issued and outstanding shares of Sabina in a business combination accounted for as a pooling of interests. The accompanying financial highlights for 1997 are based on the assumption that the companies were combined for the full year and prior year amounts have been restated to give effect to the combination.

    Additionally, on December 11, 1997, Sabina completed its purchase and assumption of two branch offices of the Fifth Third Bank of Western, Ohio. Included in the purchase was approximately $13.3 million of deposits from the Ada, Ohio branch and $11.1 million from the Waynesfield, Ohio branch. After the purchase Sabina had $55.2 million of deposits and $63.3 million in total assets.

    For the eleven and a half months ended December 15, 1997, Premier's earnings of $5,326,922 were up $1,752,799 or 49.0% as compared to the same period in 1996. On a per share basis, fully diluted earnings of $1.14 were up 15.2% from $0.99 recorded last year.

    Total assets at December 15, 1997 were $431.2 million, an increase of $102.1 million since December 31, 1996. Stockholders' equity at December 15, 1997 of $48.2 million equaled 11.19% of total assets.




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                            PREMIER FINANCIAL BANCORP, INC.
                                 Financial Highlights
                                    (In Thousands)

                                    For the period        For the period
                                    January 1, 1997      January 1, 1996
                                       through               through
                                   December 15, 1997      December 15, 1996

Interest Income                      $   32,060          $   21,136
Interest Expense                         17,109               9,460
                                     ----------          ----------
Net Interest Income                  $   14,951          $   11,676
Provision for Loan Losses                 1,210                 663
                                     ----------          ----------
Net Interest Income after Provision  $   13,741          $   11,013
Non-Interest Income                       4,317               1,729
Non-Interest Expenses                    10,326               7,636
                                     ----------          ----------
Income Before Taxes                  $    7,732          $    5,106
Income Taxes                              2,405               1,532
                                     ----------          ----------
NET INCOME                           $    5,327          $    3,574

EARNINGS PER SHARE                   $     1.14          $     0.99

                                   December 15, 1997    December 31, 1996

Cash /Due From Bank/Fed Funds        $   71,394          $   20,239
Investment Securities                    54,514              50,965
Loans (net)                             278,479             239,771
Other Assets                             26,794              18,091
                                     ----------          ----------
TOTAL ASSETS                         $  431,181          $  329,066

LIABILITIES

Deposits                             $  325,933          $  267,208
Other liabilities                        28,263              17,233
                                     ----------          ----------
TOTAL LIABILITIES                    $  354,196          $  284,441

Guaranteed Preferred Beneficial
Interests in Company's Debentures        28,750                   0

STOCKHOLDERS' EQUITY                     48,235              44,625
                                     ----------          ----------
TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY                 $  431,181          $  329,066

TOTAL BOOK VALUE PER SHARE           $    10.29          $     9.52

TANGIBLE BOOK VALUE PER SHARE        $     8.74          $     8.35